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                                                                    Exhibit 11.0

                     PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                             Three Months Ended   Six Months Ended
                                                               June 30, 2002        June 30, 2002
                                                             ------------------- --------------------

Net income                                                        $ 1,825,457         $ 3,756,673
                                                                  ===========         ===========

Weighted average shares outstanding - basic and diluted             5,134,289           5,131,178
                                                                  ===========         ===========

Basic and diluted earnings per share                              $      0.36         $      0.73
                                                                  ===========         ===========